UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2021

CSI COMPRESSCO LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35195	94-3450907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North The Woodlands, Texas	77380
(Address of Principal Executive Offices)	(Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2021, TETRA Technologies, Inc. (“TETRA”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Spartan Energy Holdco LLC (“Acquirer”) a wholly owned subsidiary of Spartan Energy Partners LP (“Spartan”), and, solely for the limited purposes set forth therein, Spartan. Pursuant to the Purchase Agreement, effective on January 29, 2021, TETRA sold the following to Acquirer:

(i) 10,952,478 common units (“Common Units”) representing limited partner interests of CSI Compressco LP (the “Partnership”), which represent approximately 23.1 percent of the outstanding limited partner interests of the Partnership; and

(ii) all of the outstanding membership interests (the “GP Equity”) in CSI Compressco GP LLC, the general partner of the Partnership (the “General Partner”).

The General Partner holds all of the incentive distribution rights of the Partnership and a 1.4 percent general partner interest in the Partnership. Collectively, the sale of the limited partner interests in the Partnership and the GP Equity pursuant to the Purchase Agreement is referred to herein as the “GP Sale.” As a result of the transactions contemplated by the Purchase Agreement, Spartan indirectly owns and controls the General Partner and thereby has the ability to appoint all of the members of the board of directors of the General Partner.

Transition Services Agreement

In connection with the execution of the Purchase Agreement, on January 29, 2021, TETRA entered into a Transition Services Agreement (the “Transition Services Agreement”) with the Partnership, pursuant to which TETRA will provide certain accounting, information technology and back office support services to the Partnership for a period of up to one year following closing.

Third Amendment to Loan and Security Agreement

In connection with the GP Sale, the Partnership and certain of its wholly-owned subsidiaries entered into a Third Amendment to Loan and Security Agreement (the “Amendment”) to that certain Loan and Security Agreement, dated as of June 29, 2018, by and among the Partnership, certain of its subsidiaries, Bank of America, N.A., as administrative agent, issuing bank and swing line lender, and the lenders party thereto (the “Lenders”), pursuant to which, among other things, (i) the Lenders consented to the GP Sale and (ii) until the Ratings Hold Date (as defined in the Amendment), the Partnership is required to maintain an additional $5.0 million of liquidity and backstop and cash collateralize all outstanding letters of credit.

The foregoing descriptions of the Transition Services Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Transition Services Agreement and the Amendment, copies of which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Resignations (as defined herein), effective January 29, 2021, the Partnership will no longer be in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the Audit Committee of the board of directors of the General Partner (the “Board”) be composed of at least three independent directors.

Pursuant to Nasdaq Listing Rule 5605(c)(4)(B), the Partnership is entitled to a cure period of one year, or until January 29, 2022, to regain compliance with Listing Rule 5605(c)(2)(A). The General Partner expects to be compliant with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) by or before the end of the cure period. The Board intends to identify candidates and appoint a new independent director who satisfies the applicable requirements of the NASDAQ Listing Rules to serve on the Board and the Audit Committee prior to the expiration of the cure period.

Item 5.01. Changes in Control of Registrant.

The information set forth in Items 1.01 and 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2021, effective immediately upon consummation of the GP Sale, (i) each of Brady M. Murphy, Paul D. Coombs, D. Frank Harrison, Elijio V. Serrano and William D. Sullivan resigned from their respective positions as members of the Board and (ii) Messrs. Murphy and Serrano resigned from their positions as President and Chief Financial Officer, respectively, of the General Partner (collectively, the “Resignations”). None of the Resignations was the result, in whole or in part, of any disagreement with the General Partner or the Partnership.

Effective immediately upon the consummation of the GP Sale and the effectiveness of the Resignations, each of Ted A. Gardner, John E. Jackson, Jonathan W. Byers, Robert W. Price and Stephen R. Gill became members of the Board (collectively, the “New Directors”). Directors who are also employees of Spartan, or any of its respective subsidiaries or affiliates, will not receive additional compensation for service on the Board. Mr. Gardner and Mr. Gill will receive compensation in accordance with the Partnership’s policies for compensating non-employee directors. Mr. Gill has been appointed to serve as a member of the Audit Committee. There are no arrangements, agreements or understandings between the Partnership and any New Director pursuant to which such New Director was selected as director. None of Messrs. Gardner, Jackson, Byers, Price and Gill has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. James R. Larson, a current member of the Board and the chairperson of the Audit Committee, will continue in such roles.

Also on January 29, 2021, effective immediately upon the consummation of the GP Sale, John E. Jackson was appointed as Chief Executive Officer of the General Partner, Jonathan W. Byers was appointed as Chief Financial Officer of the General Partner and Robert W. Price was appointed as Chief Operating Officer of the General Partner.

John E. Jackson, age 63, has served as the President and Chief Executive Officer of Spartan Energy Partners LP since 2010. Prior to joining Spartan Energy Partners LP, Mr. Jackson was the Chairman and CEO of Price Gregory Services, a leading energy infrastructure services provider specializing in pipeline construction. Prior to serving in his roles at Price Gregory Services, Mr. Jackson served as President and Chief Executive Officer of Hanover Compressor. Prior to that, he held several positions at Duke Energy Field Services, including Chief Financial Officer, and Union Pacific Resources. Mr. Jackson serves as on the board of directors of Basic Energy Services, Inc. (NYSE: BAS) and Main Street Capital Corporation (NYSE: MAIN). Mr. Jackson holds a B.B.A. in Accounting from Baylor University

Jonathan W. Byers, age 42, has served as Head of Corporate Development and Secretary of Spartan Energy Partners LP since 2010. Prior to joining Spartan Energy Partners, Mr. Byers served as Vice President, Corporate Development for Price Gregory Services. Prior to joining Price Gregory Services, Mr. Byers held positions at SCF Partners (an energy focused investment firm) and General Atlantic (a global, growth focused private equity firm). Prior to General Atlantic, Mr. Byers was employed with Goldman Sachs Group in the Investment Banking Division. Mr. Byers holds a B.S. in Business Administration from Georgetown University and an MBA from Harvard Business School.

Robert W. Price, age 53, has served as Chief Operating Officer of Spartan Energy Partners since 2010. Prior to joining Spartan Energy Partners, Mr. Price held senior management positions with Exterran Corporation (EXTN), Hanover Compressor Company and Ariel Compressor Corporation. Mr. Price has spent most of his career developing and executing gas treating and processing applications in the U.S. and Latin America. Mr. Price holds a B.S. in Mechanical Engineering from The University of Notre Dame and an MBA from Carnegie Mellon.

None of the aforementioned officers of the General Partner have employment contracts with the Partnership. The Partnership does not directly employ the officers of the General Partner and does not have control over their compensation. The officers of the General Partner are employed by Spartan and its affiliates and participate in their employee benefit plans and arrangements. Following the completion of the transactions contemplated by the Purchase Agreement, all decisions as to the compensation of the officers of the General Partner will be determined and approved by Spartan. There is no family relationship between Messrs. Jackson, Byers and Price, on the one hand, and any director or executive officer of the General Partner or any person nominated or chosen to become a director or executive officer of the General Partner. Additionally, none of Messrs. Jackson, Byers and Price has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 27, 2021, the General Partner filed a Certificate of Conversion (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware, which became effective upon filing, pursuant to which the General Partner converted from a Delaware corporation to a Delaware limited liability company (the “Conversion”). In connection with the Conversion, an authorized person filed a Certificate of Formation of the General Partner (the “Certificate of Formation”), which became effective upon filing, with the Secretary of State of the State of Delaware and the General Partner adopted that certain Limited Liability Company Agreement of the General Partner, dated as of January 27, 2021 (the “Limited Liability Company Agreement”).

The foregoing descriptions of the Certificate of Conversion, Certificate of Formation, the Limited Liability Company Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Certificate of Conversion, the Certificate of Formation and the Limited Liability Company Agreement , copies of which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On January 29, 2021, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing, among other things, the GP Sale, the appointments of Messrs. Jackson, Byers and Price as executive officers of the General Partner and the above-mentioned changes to the Board.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed to be “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Conversion of CSI Compressco GP, LLC, effective January 27, 2021.

3.2	Certificate of Formation of CSI Compressco GP, LLC, effective January 27, 2021.

3.3	Limited Liability Company Agreement of CSI Compressco GP, LLC, effective January 27, 2021.

10.1*	Transition Services Agreement, dated January 29, 2021, by and between TETRA Technologies, Inc. and CSI Compressco LP.

10.2	Third Amendment to Loan and Security Agreement, dated January 29, 2021, by and among the Partnership, certain of its subsidiaries, Bank of America, N.A., as administrative agent, issuing bank and swing line lender, and the lenders party thereto.

99.1	News Release dated January 29, 2021 issued by CSI Compressco LP.

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2021

CSI COMPRESSCO LP

By:	CSI Compressco GP LLC,
its general partner

By:	/s/John E. Jackson
John E. Jackson
Chief Executive Officer

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